    As filed with the Securities and Exchange Commission on November 8, 1999
                                                            File No. 33-________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ANTEC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

       DELAWARE                                                  36-3892082
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                             11450 TECHNOLOGY CIRCLE
                                DULUTH, GA 30097
                                 (678) 473-2000
               (Address, including zip code and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                              AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                              Lawrence A. Margolis
                             11450 Technology Circle
                              Duluth, Georgia 30097
                     (Name and Address of Agent for Service)
                                 (678) 473-2000
          (Telephone Number, Including Area Code, of Agent for Service)



                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                  Additional                               Proposed Maximum
     Title of Securities         Amount to be       Maximum Offering      Aggregate Offering        Amount of
       To be Registered           Registered       Price Per Share (1)        Price (1)         Registration Fee
Common Stock ($.01 per
 Share par value)............   500,000 shares            $46.19               $23,095,000            $6,420.41

====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ Stock Market on November 4, 1999.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The number of shares of Common Stock covered by ANTEC Corporation's Amended and Restated Employee Stock Purchase Plan has been increased from 300,000 shares to 800,000 shares of Common Stock. The contents of the Registration Statement, File Number 33-71388, covering the initial 300,000 shares are incorporated by reference in this Registration Statement covering the additional 500,000 shares.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         James E. Knox, General Counsel of the Company, will pass upon certain legal matters with respect to the legality of the Common Stock offered hereby for the Company. Mr. Knox holds a total of approximately 90,000 options to acquire shares of ANTEC's Common Stock.

                                  EXHIBIT INDEX

Exhibit                                                                   Sequential
Number     Description of Exhibit                                         Page Number
------     ----------------------                                         -----------
4          Amendment Increasing Number of Shares Covered by Amended
           and Restated Employee Stock Purchase Plan                         5

5          Opinion and Consent of James E. Knox, Esq.                        6

23         Consent of Independent Auditors                                   7

24         Powers of Attorney                                                8

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on November 8, 1999.

                                      ANTEC CORPORATION

                                      /s/  LAWRENCE A. MARGOLIS
                                      -----------------------------------------
                                             Lawrence A. Margolis
                                             Executive Vice President

         Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

       /s/ JOHN M. EGAN                 Chairman, Chief Executive Officer and Director           November 8, 1999
       ----------------
         John M. Egan

    /s/ ROBERT J. STANZIONE *           President, Chief Operating Officer and Director          November 8, 1999
    -------------------------
      Robert J. Stanzione

   /s/ LAWRENCE A. MARGOLIS             Executive Vice President, Chief Financial Officer        November 8, 1999
   ------------------------
     Lawrence A. Margolis               and Secretary

     /s/ MARK J. SCAGLIUSO              Vice President, Chief Accounting Officer                 November 8, 1999
     ---------------------
       Mark J. Scagliuso

     /s/ ROD F. DAMMEYER *              Director                                                 November 8, 1999
     ---------------------
        Rod F. Dammeyer

      /s/ JOHN R. PETTY *               Director                                                 November 8, 1999
      -------------------
         John R. Petty

    /s/ BRUCE VAN WAGNER *              Director                                                 November 8, 1999
    ----------------------
       Bruce Van Wagner

    /s/ SAMUEL K. SKINNER *             Director                                                 November 8, 1999
    -----------------------
       Samuel K. Skinner

     /s/ JAMES L. FAUST *               Director                                                 November 8, 1999
     --------------------
        James L. Faust

       /s/ J. A. CRAIG *                Director                                                 November 8, 1999
       -----------------
        J. A. Ian Craig

   /s/ WILLIAM T. SCHLEYER *            Director                                                 November 8, 1999
   -------------------------
      William T. Schleyer

                                        Director                                                 November 8, 1999
---------------------------------------
      William H. Lambert

  BY /s/ LAWRENCE A. MARGOLIS
  ---------------------------
     Lawrence A. Margolis
      (Attorney in fact)

      * Lawrence A. Margolis, as attorney in fact for each person indicated.


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